Alliance Medical Group Limited | 38 Jermyn Street | London | SW1Y 6DN | United Kingdom

T: + 44 20 7220 2350 | F: +44 20 7220 2356 | www.alliancemedical.com

Registered Office: Iceni Centre, Warwick Technology Park, Gallows Hill, Warwick, CV34 6DA

Registered in England: 07296109 Vat number: 523318667

EXHIBIT 10.3

Certain identified information has been omitted from this exhibit because it is (i) not material and (ii) of the type that the registrant treats as private or confidential. [***] indicates the information has been omitted.

Dr Ludger Dinkelborg

20th September 2019

Dear Ludger,

Life Molecular Imaging Management EBITDA Generation Incentive Scheme

Life Healthcare Group (“LHG”) recognises that you are key to the growth prospects of Life Molecular Imaging (“LMI”) and wishes to incentivise you, through participation in a Management EBITDA Generation Incentive Scheme (the “Scheme”), to assist in helping to grow the business. The Scheme is intended to incentivise the LMI management team to maximise LMI’s Management EBITDA.

Membership of the Scheme is at the sole discretion of the Remuneration Committee of LHG and I am now delighted to invite you to participate. The object of the Scheme is to provide you with an opportunity to participate in the anticipated future growth of LMI and you will be entitled to receive 45% of the funds allocated to Scheme participants.

The structure and rules of the Scheme are outlined in appendix 1 and 2.

This letter is sent to you on a confidential basis. You are one of a select group who are being offered the chance to participate in the Scheme and you must keep the terms of this offer strictly confidential.

If you do wish to participate, you will need to sign and return a copy of this letter to Pete Winchester, HR Director – International by 5pm (CET) on Friday 11th October 2019.

If you have any queries regarding practical matters in relation to the Scheme please also contact Pete at pwinchester@life-hc.com.

Yours sincerely,

Mark Chapman

Managing Director – International

I, the undersigned, hereby confirm that I have read and understood the provisions of the Life Molecular Imaging Management EBITDA Generation Incentive Scheme and that I am in agreement with the structure and rules as set out in the relevant appendices.

Signature: _/s/ Dr Ludger Dinkelborg____________ Date: _October 2, 2019______________

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Name: Dr Ludger Dinkelborg

Appendix 1: Life Molecular Imaging Management EBITDA Generation Incentive Scheme Structure

1.
Definitions

In this document, except where a different interpretation is necessary in a particular context, the words and expressions set out below shall have the following meanings:

Acquisition Business Plan	The financial performance assumptions referenced during the acquisition process of Life Molecular Imaging by Alliance Medical Acquisitionco Limited – Summarised in Appendix 3.
Deferred Consideration	Deferred Consideration as determined in accordance with the SPA.
Invitation Letter	The letter addressed to each Participant in relation to the Scheme, and each of Appendix 1, Appendix 2 and Appendix 3.
LHG	Life Healthcare Group.
LMI	Life Molecular Imaging.
Management EBITDA	Management EBITDA as calculated in accordance with the SPA.
Participant	A Participant in the Scheme who has executed and returned an Invitation Letter.
Payment Fund	The cumulative funds made available for distribution to Participants, pursuant to the terms of this Appendix 1.
Scheme	The Life Molecular Imaging Management EBITDA Generation Incentive Scheme.
Scheme Payments	Payments made under the Scheme to Participants from the Payment Fund pursuant to the terms of the Invitation Letter.
Scheme Duration	25 June 2018 to 24 June 2028.
Scheme Period	One of the ten financial periods set out within paragraph 3.5 of Appendix 1.
SPA

The share purchase agreement for the sale and purchase of Piramal Imaging SA entered by and among Alliance Medical Acquisitionco Limited, Alliance Medical General Limited, Piramal Holdings (Suisse) SA and Piramal Dutch Holdings NV dated 25 June 2018.

2.
Background
2.1.
The Scheme was adopted by the LHG Remuneration Committee on 25th February 2019 with the objective of providing to LMI senior executives an incentive linked to future Management EBITDA growth at LMI.

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3.
Operation of the Scheme
3.1.
Subject to the remaining provisions of this document, for a Scheme Period in which Deferred Consideration is paid or becomes payable, Management EBITDA in that Scheme Period giving rise to such Deferred Consideration shall be used to calculate the Payment Fund in accordance with the percentage set out at paragraph 3.2 and such Payment Fund amounts shall accrue accordingly. Each Participant will be entitled to the percentage of the Payment Fund set out in each Participant’s Invitation Letter, in each relevant Scheme Period (the “Scheme Payments”). It is noted that under the SPA, Deferred Consideration is only payable on Management EBITDA to the extent that such Management EBITDA is cash positive on a cumulative basis.
3.2.
For the Scheme Periods where Deferred Consideration payments are due, a percentage of Management EBITDA will be allocated into a Payment Fund for Participants in accordance with the following ratios:
3.3.

Management EBITDA Performance against Acquisition Business Plan	Allocation to Payment Fund
Greater than 75%	8% of annual Management EBITDA
Between 50% and 75%	6% of annual Management EBITDA
Less than 50%	4% of annual Management EBITDA

3.4.
Unless otherwise determined by the Remuneration Committee, Scheme Payments (less such deductions for tax and national insurance as are required by law) shall be paid to you within thirty days following the payment of the associated Annual Deferred Consideration, as defined in the SPA, or the next salary day thereafter. For the avoidance of doubt, Scheme Payments will not be paid on a quarterly basis, notwithstanding that any Deferred Consideration paid on a quarterly basis will be taken into account for the determination of any Scheme Payment for the relevant Scheme Period.
3.5.
Participants will be eligible to receive Scheme Payments for a maximum of five consecutive Scheme Periods within the Scheme Duration. The first payment will be made following the first Scheme Period when Scheme Payments become payable in accordance with this document. Participants shall subsequently be eligible to receive Scheme Payments, if they become payable, until the earlier of (i) the fourth consecutive Scheme Period following the first Scheme Period in which Scheme Payments became payable, and (ii) Period 10 as set out in paragraph 3.5. The right to receive Scheme Payments will irrevocably terminate thereafter.
3.6.
The Scheme Duration will last for ten consecutive financial periods and will irrevocably terminate on 25 June 2028.

Scheme Period	Reference Earn-out Period	Financial Period
Period One	2018/2019	25 June 2018 to 30 June 2019
Period Two	2020	1 July 2019 to 30 June 2020
Period Three	2021	1 July 2020 to 30 June 2021

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Period Four	2022	1 July 2021 to 30 June 2022
Period Five	2023	1 July 2022 to 30 June 2023
Period Six	2024	1 July 2023 to 30 June 2024
Period Seven	2025	1 July 2024 to 30 June 2025
Period Eight	2026	1 July 2025 to 30 June 2026
Period Nine	2027	1 July 2026 to 30 June 2027
Period Ten	2028	1 July 2027 to 24 June 2028
3.7.
If for whatever reason, including at the discretion of LMI, the accrued Scheme Payment amounts are not applied as deductible expenses for the purposes of calculating Management EBITDA under the SPA, then such amounts payable under this Invitation Letter shall be reduced by 50%.
4.
Administration
4.1.
The Scheme shall be administered by the LHG Remuneration Committee in accordance with the Scheme, Rules and Invitation Letter.

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Appendix 2: Life Molecular Imaging Management EBITDA Generation Incentive Scheme Rules

1.
Definitions

In this Appendix 2, except where a different interpretation is necessary in a particular context, the words and expressions set out below shall have the following meanings:

Rules	The Life Molecular Imaging Management EBITDA Generation Incentive Scheme rules
Scheme Payment Date	Any date on which a Scheme participant is entitled to be paid a Scheme Payment pursuant to the Invitation Letter
VCP	The Life Healthcare Group variable compensation plan

Capitalised terms used but not defined in this Appendix 2 have the meaning given to them in Appendix 1.

2.
Scheme Rules
2.1.
The Rules govern employee eligibility, operation, administration, amendment and termination of the Scheme
2.2.
The Rules are divided into the following areas:
•
Eligibility to participate in the Scheme.
•
Operation of the Scheme.
•
Administration, amendment and termination of the Scheme.
3.
Eligibility
3.1.
To participate in the Scheme, an employee must:
•
be in receipt of an invitation letter inviting him/her to participate in the Scheme;
•
be permanently employed, whether full or part time;
•
be an employee of an LHG company;
•
not have given or received notice to terminate such employment as specified in paragraph 3.7.1 at the relevant Scheme Payment Date (for the avoidance of doubt, in the case of all other terminations and as further specified in paragraph 3.7.2, a Participant’s eligibility to participate in the Scheme remains unaffected for the remaining Scheme Duration); and
•
not participate in any other incentive or bonus arrangement, other than the Life Healthcare Variable Compensation Plan (the “VCP”), unless expressly agreed in writing by the Chief Executive Officer – International of LHG.
3.2.
It is a requirement of the Scheme that all Participants must, if invited, also agree to participate in the VCP as a replacement for any pre-existing annual performance incentive or bonus arrangement.
3.3.
It is the responsibility of LHG to determine, at LHG’s sole discretion, those of its employees eligible to participate in the Scheme and those that are not.

Providing the conditions listed above are met, the following additional provisions apply:

3.4.
Family Leave

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3.4.1.
A Participant will remain eligible to participate in the Scheme during their absence on maternity or paternity leave or shared parental leave. Subject to local legislation and practice, and at the discretion of LHG, any payment made under the Scheme may be pro-rated to reflect any period(s) where you are absent from work during such leave and therefore not directly contributing to LMI’s performance.
3.5.
New Joiners
3.5.1.
Additional Participants may be entered into the Scheme at the discretion of LHG, provided that the admission of further Participant(s) may only be done with the consent of existing Participants who have been allocated to receive, in aggregate, at least 50% of the Payment Fund, subject to the procedure set out at paragraph 3.5.2.
3.5.2.
Where LHG determines that such additional Participants should be entered into the Scheme, LHG shall serve a notice (the “Additions Notice”) of such decision to the existing Participants as at the date of the Additions Notice, requesting the consent of the existing Participants to the addition of further Participants, such Additions Notice to include the identity of further Participants and their proposed percentage of the Payment Fund. Existing Participants shall have 20 Business Days from the date on which the Additions Notice is sent, to respond to LHG confirming their consent or rejection of admittance of additional Participants to the Scheme. Where, within 20 Business Days of sending the Additions Notice, LHG has not received a response from an existing Participant, the existing Participant shall be deemed to have consented to the addition of the further Participants as set out in the Additions Notice. For the avoidance of doubt, communication by email shall be sufficient for the purposes of serving notice.
3.5.3.
Any admission of further Participant(s) in accordance with paragraph 3.5.1 shall not affect the percentage rate of allocation of Management EBITDA into the Payment Fund for Participants in accordance with paragraph 3.2 of Appendix 1. Where additional Participants are admitted to the Scheme in accordance with paragraph 3.5.1, the percentage of the Payment Fund to which each existing Participant is entitled as at the date of such admission of further Participants, shall be reduced pro-rata to such existing Participant’s percentage share of the Payment Fund.
3.6.
Temporary Absence
3.6.1.
A Participant who has chosen to be temporarily absent during the Scheme Duration (for example, taking unpaid leave or a career break) will no longer be eligible to participate in the Scheme for the entire period of that temporary absence, and any payment made under the Scheme for the relevant Scheme Period will be pro-rated.
3.6.2.
A Participant who is temporarily absent through long-term illness during the Scheme Duration will continue to be eligible to participate in the Scheme. Subject to local legislation and practice, and at the discretion of LHG, any payment may be pro-rated to reflect any period(s) where you are absent from work and therefore not directly contributing to LMI’s performance.
3.7.
Cessation of Employment
3.7.1.
Save where determined otherwise at LHG’s discretion, a Participant’s entitlement under the Scheme ceases if they are not employed by an LHG company, or are in a notice period on the relevant Scheme Payment Date due to:
3.7.1.1.
such Participant giving notice to terminate employment with their employing LHG company;

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3.7.1.2.
the relevant employing LHG company sending a notice of termination of employment to such Participant, where termination is for cause; and
3.7.1.3.
if the Leaver dies.

For the purposes of this paragraph 3.7.1, “termination for cause” shall mean such Participant’s employment agreement or terms of engagement with an LHG company being terminated for fraud, gross misconduct or any other reason entitling the LHG company in question to summarily dismiss the Participant or terminate the Participant’s engagement for cause as defined by the law applicable to the Participant’s employment agreement.

3.7.2.
In case of all other terminations (including where termination occurs due to a group restructuring and LHG determines that the role performed by the Participant is no longer required), or where under notice for any reason other than those specified in paragraph 3.7.1, a Participant’s entitlement under the Scheme remains unaffected for the remaining Scheme Duration.
3.8.
Contractual Obligations
3.8.1.
A Participant’s entitlement under the Scheme is conditional upon and subject to his/her full compliance with the material obligations under their employment contract, including, but not limited to, any post-termination restrictions. For the avoidance of doubt, LHG will not be obliged to make any payment under the Scheme in the event that LHG reasonably determines that the Participant has not fully complied with any such material obligations or conditions during the Scheme Duration.
4.
Operation of the Scheme
4.1.
All payments are subject to the usual deductions for employment tax and insurance.
4.2.
Any payment under the Scheme does not qualify as pensionable salary, nor does it qualify when calculating overtime (if applicable), average earnings or any other salary-related benefit entitlement (save where required by local law).
4.3.
The anticipated payment date(s) will be specified within the Scheme Structure set out at Appendix 1.
4.4.
Payments under the Scheme shall be initially calculated in Euros and translated for payment in non-Euro jurisdictions using an exchange rate at the date of translation, sourced from xe.com, or an equivalent organisation should xe.com no longer be applicable.
4.5.
The Scheme and the contents of any invitation letter are strictly confidential and must not be discussed with person save for your professional advisors without the express permission of the Chief Executive Officer – International of LHG.
4.6.
Save as otherwise permitted by the Rules, discussion of the Scheme with any person or disclosure of any details of the Scheme without the express permission of the Chief Executive Officer – International of LHG, may result in a Participant being excluded from the Scheme and any Scheme Payment due to the Participant being cancelled.
5.
Administration of the Scheme / Jurisdiction / Venue
5.1.
The Scheme operates entirely at the discretion of LHG and does not form part of the Participant’s employment contract. LHG’s decision on any matter concerning the operation or administration of the Scheme will be final and binding.

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5.2.
Payment under the Scheme in any Scheme Period shall not give a Participant a contractual right to receive a payment in subsequent Scheme Periods.
5.3.
These Rules and any non-contractual obligations arising out of or in connection with them shall be governed by English law. The courts in the relevant geographical jurisdiction in which the relevant Participant is employed shall have exclusive jurisdiction to settle any dispute arising out of or in connection with the Rules.

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Alliance Medical Group Limited | 38 Jermyn Street | London | SW1Y 6DN | United Kingdom

T: + 44 20 7220 2350 | F: +44 20 7220 2356 | www.alliancemedical.com

Registered Office: Iceni Centre, Warwick Technology Park, Gallows Hill, Warwick, CV34 6DA

Registered in England: 07296109 Vat number: 523318667

APPENDIX 3: Acquisition Business Plan (Provided by Management in Sept 17)

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